Exhibit 99.2

ACUITY BRANDS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED AUGUST 31, 2007

(In thousands, except per-share data)

	Historical	Discontinued Operations Adjustments (A)	Continuing Operations
Net Sales	$2,530,668	$(565,887)	$1,964,781
Cost of Products Sold	1,460,775	(240,309)	1,220,466

Gross Profit	1,069,893	(325,578)	744,315
Selling, Distribution, and Administrative Expenses	812,958	(291,066)	521,892
Special Charge	—	—	—
Impairment Charge	—	—	—

Operating Profit	256,935	(34,512)	222,423
Other Expense (Income):
Interest expense, net	30,140	(289)	29,851
Gain on sale of businesses	—	—	—
Miscellaneous expense (income), net	(1,092)	(522)	(1,614)

Total Other Expense	29,048	(811)	28,237

Income before Provision for Income Taxes	227,887	(33,701)	194,186
Provision for Income Taxes	79,833	(14,334)	65,499

Net Income	$148,054	$(19,367)	$128,687

Earnings Per Share:
Basic Earnings per Share	$3.48		$3.02

Basic Weighted Average Number of Shares Outstanding	42,585		42,585

Diluted Earnings per Share	$3.37		$2.93

Diluted Weighted Average Number of Shares Outstanding	43,897		43,897

ACUITY BRANDS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED AUGUST 31, 2006

(In thousands, except per-share data)

	Historical	Discontinued Operations Adjustments (A)	Continuing Operations
Net Sales	$2,393,123	$(552,084)	$1,841,039
Cost of Products Sold	1,423,096	(234,894)	1,188,202

Gross Profit	970,027	(317,190)	652,837
Selling, Distribution, and Administrative Expenses	772,326	(271,900)	500,426
Special Charge	—	—	—
Impairment Charge	292	—	292

Operating Profit	197,409	(45,290)	152,119
Other Expense (Income):
Interest expense, net	33,231	(214)	33,017
Gain on sale of businesses	—	—	—
Miscellaneous expense (income), net	425	(146)	279

Total Other Expense	33,656	(360)	33,296

Income before Provision for Income Taxes	163,753	(44,930)	118,823
Provision for Income Taxes	57,191	(18,039)	39,152

Net Income	$106,562	$(26,891)	$79,671

Earnings Per Share:
Basic Earnings per Share	$2.43		$1.82

Basic Weighted Average Number of Shares Outstanding	43,884		43,884

Diluted Earnings per Share	$2.34		$1.75

Diluted Weighted Average Number of Shares Outstanding	45,579		45,579

ACUITY BRANDS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED AUGUST 31, 2005

(In thousands, except per-share data)

	Historical	Discontinued Operations Adjustments (A)	Continuing Operations
Net Sales	$2,172,854	$(534,952)	$1,637,902
Cost of Products Sold	1,324,311	(223,113)	1,101,198

Gross Profit	848,543	(311,839)	536,704
Selling, Distribution, and Administrative Expenses	718,134	(268,991)	449,143
Special Charge	23,000	(3,595)	19,405
Impairment Charge	664	—	664

Operating Profit	106,745	(39,253)	67,492
Other Expense (Income):
Interest expense, net	35,731	(39)	35,692
Gain on sale of businesses	(538)	538	—
Miscellaneous expense (income), net	(3,280)	2,405	(875)

Total Other Expense	31,913	2,904	34,817

Income before Provision for Income Taxes	74,832	(42,157)	32,675
Provision for Income Taxes	22,603	(14,604)	7,999

Net Income	$52,229	$(27,553)	$24,676

Earnings Per Share:
Basic Earnings per Share	$1.21		$0.57

Basic Weighted Average Number of Shares Outstanding	43,135		43,135

Diluted Earnings per Share	$1.17		$0.55

Diluted Weighted Average Number of Shares Outstanding	44,752		44,752

ACUITY BRANDS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF AUGUST 31, 2007

	Historical	Discontinued Operations Adjustments (A)	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$222,816	$(9,142)	$67,100	(B), (C)	$280,774

Accounts receivable, less reserve for doubtful accounts of $4,864 (historical) and $1,361 (pro forma)	388,646	(93,102)	—		295,544
Inventories	192,070	(45,534)	—		146,536
Deferred income taxes	21,772	(6,576)	(423)	(D)	14,773
Prepayments and other current assets	42,681	(3,828)	—		38,853

Total current assets	867,985	(158,182)	66,677		776,480

Property, plant, and equipment, net of accumulated depreciation $363,405 (historical) and $282,632 (pro forma)	213,738	(51,727)	—		162,011

Investment in Subsidiary	—	130,889	(130,889)	(E)	—

Other assets:
Goodwill	384,809	(31,864)	—		352,945
Intangible assets	118,892	(118)	—		118,774
Deferred income taxes	2,165	(6,216)	5,782	(D)	1,731
Defined benefit plan intangible assets	2,587	—	—		2,587
Other long-term assets	22,332	(58)	—		22,274

Total other assets	530,785	(38,256)	5,782		498,311

Total assets	$1,612,508	$(117,276)	$(58,430)		$1,436,802

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$296	$(296)	$—		$—
Accounts payable	247,176	(36,774)	—		210,402
Accrued compensation	79,835	(15,688)	—		64,147
Accrued pension liabilities, current	1,268	—	—		1,268
Other accrued liabilities	141,821	(31,877)	—		109,944

Total current liabilities	470,396	(84,635)	—		385,761
Long-term debt, less current maturities	371,027	(7,150)	—		363,877

Accrued pension liabilities, less current portion	22,043	—	—		22,043

Deferred income taxes	12,491	(413)	5,359	(D)	17,437

Self-insurance reserves, less current portion	16,404	(7,747)	—		8,657

Other long-term liabilities	48,181	(4,014)	—		44,167

Stockholders’ equity	671,966	(13,317)	(63,789)	(B), (C) (E)	594,860

Total liabilities and stockholders’ equity	$1,612,508	$(117,276)	$(58,430)		$1,436,802

ACUITY BRANDS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Based on the spin-off transaction, the Company identified no material adjustments to the Consolidated Statements of Operations. Pro forma adjustments to the Condensed Consolidated Balance Sheet are as follows:

(A)	This adjustment reflects the elimination of the financial results, assets, liabilities, and accumulated other comprehensive income amounts associated with the specialty products business and the distribution of Zep Inc. shares to Acuity Brands shareholders.

(B)	This adjustment reflects the dividend paid from Zep Inc. to Acuity Brands in accordance with the Distribution Agreement, assuming a dividend of $67.5 million and a distribution of Zep cash balances in excess of $5 million at the Distribution Date. This does not include adjustments, required by the Distribution Agreement, based on actual cash on hand as of the Distribution Date or net cash flow of the specialty products business, Acuity Brands intends to use proceeds from this dividend to finance currently authorized share repurchases, and the receipt of the dividend is therefore not expected to impact the indebtedness of Acuity Brands. As the price at which the share repurchase would occur is not readily available, Acuity Brands has not adjusted the weighted average shares for the expected share repurchase, but rather reflected the dividend as cash.

(C)	This adjustment to pro forma cash and equity reflects estimated non-recurring separation costs of $4.5 million which are expected to be incurred during fiscal year 2008 and will be recorded in discontinued operations. Non-recurring separation costs of $2.1 million were recognized by the Company during fiscal year 2007 and are eliminated in the Selling, Distribution, and Administrative Expenses line item in the discontinued operations presentation. Non-recurring separation costs primarily include external financial advisory, legal and accounting fees to effect the spin-off.

(D)	This adjustment reflects the reclassification of current and non-current deferred income tax balances based on the continuing operations of Acuity Brands, in accordance with Statement of Financial Accounting Standards No. 109: “Accounting for Income Taxes.” This adjustment has no impact on the net deferred tax balance on a continuing operations basis.

(E)	This adjustment reflects the elimination of Acuity Brands investment in subsidiary and the forgiveness of remaining intercompany balances.